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                                                                    EXHIBIT 23.6


               Consent of Ernst & Young LLP, Independent Auditors


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of American Mutual Holding Company for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 25, 2000, with respect to the consolidated financial statements of Indianapolis Life Insurance Company included in Form 8-K/A dated March 24, 2000 for AmerUs Life Holdings, Inc., filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP


Indianapolis Indiana
May 10, 2000